Vote this proxy card TODAY! Your prompt response will
                    save the expense of additional mailings.

             PLEASE RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

           Please fold and detach card at perforation before mailing.

This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

 PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK
 OR BLUE INK OR A NUMBER 2 PENCIL. [X]
 PLEASE DO NOT USE FINE POINT PENS.



                                                                                     FOR      AGAINST    ABSTAIN
 1.  To approve the Agreement and Plan of Reorganization.                             0          0          0

 2.  To transact such other business as may properly come before the Meeting.


                                                                      306, 312-C

                          VAN KAMPEN INVESTMENTS INC.

                           Vote this proxy card TODAY!
                            Your prompt response will
                    save the expense of additional mailings.

                   PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

             PLEASE RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

         P Please fold and detach card at perforation before mailing. P

 VAN KAMPEN FLORIDA MUNICIPAL OPPORTUNITY TRUST
 PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2001

The undersigned holder of auction preferred shares, par value $0.01 per share (the "Shares"), of the VAN KAMPEN FLORIDA MUNICIPAL OPPORTUNITY TRUST (the "FLORIDA MUNICIPAL OPPORTUNITY TRUST") hereby appoints A. Thomas Smith III, Weston B. Wetherell and Sara L. Badler, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on May 9, 2001 at 4:00 p.m., and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions. If more than one of the proxies, or their substitutes, are present at theSpecial Meeting or any adjournment thereof, they jointly (or, if only one is present and voting, then that one) shall have authority and may exercise all powers granted hereby. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement.

                                                          DATE: _________, 2001


     IF THE UNDERSIGNED IS A BROKER-DEALER, IT HEREBY INSTRUCTS THE PROXIES, IN ACCORDANCE WITH RULE 452 OF THE NEW YORK STOCK EXCHANGE, TO VOTE ANY UNINSTRUCTED AUCTION PREFERRED SHARES, IN THE SAME PROPORTION AS VOTES CAST BY HOLDERS OF AUCTION PREFERRED SHARES, WHO HAVE RESPONDED TO THIS PROXY SOLICITATION.

     --------------------------------------------------------------------------


     --------------------------------------------------------------------------
                                  Signature(s)

 Please sign this Proxy exactly as your name or names appear on the books of the Van Kampen Florida Municipal Opportunity Trust. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder must sign.

                                                                           312-P